UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

ALPHA PRO TECH, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario	L3R 9R2
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-0654

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company     ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                     ⃞

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lloyd Hoffman as President

On December 27, 2017, the Board of Directors (the “Board”) of Alpha Pro Tech, Ltd. (the “Company”) approved the appointment of Lloyd Hoffman as President of the Company, effective immediately. Mr. Hoffman will continue to serve as Chief Executive Officer of the Company and as a member of the Board.

Mr. Hoffman, age 57, has served the Company in various capacities since 1991. Mr. Hoffman was named Chief Executive Officer and was appointed as a director of the Company on January 4, 2016. He served as Chief Financial Officer of the Company from 2002 until becoming Chief Executive Officer.

Mr. Hoffman’s employment with the Company will continue to be governed by his existing employment agreement, as amended, as described in the Company’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2016 and October 26, 2017. Additional information on the Company’s executive compensation program can be found in the proxy statement for the Company’s 2017 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2017.

There are no arrangements or understandings between Mr. Hoffman and any other person pursuant to which he was appointed as President of the Company. There are no family relationships between Mr. Hoffman and any of the Company’s directors or officers. Mr. Hoffman is not a party to any transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Donna Millar to the Board

Additionally, on December 27, 2017, upon the recommendation of the Board’s Nominating/Governance Committee, the Board approved the appointment of Donna Millar as a director of the Company, effective immediately.

There are no arrangements or understandings between Ms. Millar and any other person pursuant to which she was appointed to the Board.  Ms. Millar may have a material interest in certain benefits and other payments to be made pursuant to the employment agreement between the Company and Al Millar, Ms. Millar’s recently deceased husband and the former President and Chairman of the Company; however, the amount of such interest is unknown at this time. Ms. Millar will continue to serve in her current role as the primary point of contact for investor relations for the Company, with a current salary of approximately Can$160,000, and will continue to be eligible to participate in the Alpha Pro Tech, Ltd. 2004 Stock Option Plan and the Company’s other benefit plans, practices and programs, as in effect from time to time, in accordance with their terms. Ms. Millar will not receive any additional compensation for her service as a director and will not serve on any committees of the Board at this time.

Item 8.01	Other Events.

On December 29, 2017, the Company issued a press release announcing the appointments of Mr. Hoffman and Ms. Millar, as described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Exhibit

	99.1	Press Release dated December 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: January 3, 2018	By:	/s/ Colleen McDonald
Colleen McDonald Chief Financial Officer